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                                                                   Exhibit 3.255

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                              EMCARE HOLDINGS INC.

                                    ARTICLE I

                                     OFFICES

          1. REGISTERED OFFICE. The registered office and registered agent of EmCare Holdings Inc., a Delaware corporation (the "Corporation") shall be the registered office and registered agent established pursuant to the certificate of incorporation, as amended, of the Corporation (the "Charter").

          2. OTHER OFFICES. The Corporation may have offices at such other places, both within and without the State of Delaware, as the Board of Directors of the Corporation (the "Board of Directors") determines or the business of the Corporation requires.

                                   ARTICLE II

                                  CAPITAL STOCK

          1. CERTIFICATES REPRESENTING STOCK. Certificates representing stock in the Corporation shall be signed by, or in the name of, the Corporation by the Chairman of the Board of Directors or the Vice-Chairman of the Board of Directors, if any, or by the President and by the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

          Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares and either (i) the full text of the restriction or (ii) a statement of the existence of such restriction and that the holder of such certificate will be furnished, without charge, a copy thereof, shall be set forth on the face or back of the certificate.
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          The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of the lost, stolen, or destroyed certificate, or his legal representative, to agree to indemnify or give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

          2. UNCERTIFICATED SHARES. Subject to any conditions imposed by the General Corporation Law, the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the Corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law.

          3. FRACTIONAL SHARE INTERESTS. The Corporation may, but shall not be required to, issue fractions of a share. If the Corporation does not issue fractions of a share, it shall (A) arrange for the disposition of fractional interests by those entitled thereto, (B) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (C) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

          4. STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

          5. RECORD DATE FOR STOCKHOLDERS. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of


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Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          6. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the Corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Charter confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the Charter may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Charter, except as any provision of law may otherwise require.

                                   ARTICLE III

                                  STOCKHOLDERS

          1. TIME OF MEETINGS. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors or the Chairman of the Board or the President, provided, that each annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the directors.

          2. PLACE OF MEETINGS. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors or the Chairman of


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the Board or the President may, from time to time, fix. Whenever the directors or the Chairman of the Board or the president shall fail to fix such place, the meeting shall be held at the registered office of the Corporation in the State of Delaware.

          3. SPECIAL MEETINGS. Special meetings of stockholders may be called at any time only by the Chairman of the Board of Directors or President and business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

          4. NOTICE OR WAIVER OF NOTICE. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting and stating the place within such city or other municipality or community at which, and the period during which, the list of stockholders of the Corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the Corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States Mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

          5. ADJOURNMENTS. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these Bylaws by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as Secretary of such meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

          6. STOCKHOLDER LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of


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stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of stockholders.

          7. CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting: the Chairman of the Board, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

          8. INTRODUCTION OF BUSINESS AT MEETINGS.

               A. Annual Meetings of Stockholders.

                    (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) of the persons and business specified in the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Paragraph 8, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Paragraph 8.

                    (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph
(A)(1) of this Paragraph 8, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the one hundred and twentieth (120th) day nor earlier than the close of business on the one hundred and fiftieth (150th) day prior to the first anniversary of the proxy statement delivered to stockholders in connection with the preceding year's annual meeting; provided, however, that if no annual meeting was held in the preceding year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of such preceding year's proxy statement, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close


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of business on the later of the sixtieth (60th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner of stock, if any, on whose behalf the nomination or proposal is made and (c) as to the stockholder giving the notice and the beneficial owner of stock, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation that are owned beneficially and held of record by such stockholder and such beneficial owner.

                    (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Paragraph 8 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting (or, if the annual meeting is held more than thirty (30) days before or sixty (60) days after such anniversary date, at least seventy (70) days prior to such annual meeting), a stockholder's notice required by this Paragraph 8 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

               B. Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nomination of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Paragraph 8. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this Paragraph 8 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting nor later than the close of business or the earlier of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following


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the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

               C. General.

                    (1) Only such persons who are nominated in accordance with the procedures set forth in this Paragraph 8 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Paragraph 8. Except as otherwise provided by law or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Paragraph 8 and, if any proposed nomination or business is not in compliance herewith to declare that such defective proposal or nomination shall be disregarded.

                    (2) For purposes of this Paragraph 8, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to 13, 14 or 15(d) of the Exchange Act.

                    (3) Notwithstanding the foregoing provisions of this Paragraph 8, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Paragraph 8 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

          9. PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

          10. INSPECTORS. The Corporation shall, in advance of any meeting, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall


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determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the validity of ballots and proxies, and shall count all votes and ballots, and determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by him or them and execute a certificate of any fact found by him or them.

          11. QUORUM. Except as otherwise provided by law, the Charter or these Bylaws, the holders of a majority of the outstanding shares of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum.

          12. VOTING. Except as provided in the Charter, each share of stock shall entitle the holder thereof to one vote and a proportionate vote for each fractional share so held. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the Original Common Stock and these Bylaws. In the election of directors, and for any other action, voting need not be by written ballot.

          13. STOCKHOLDER ACTION WITHOUT MEETINGS. The stockholders of the Corporation may not take any action by written consent in lieu of a meeting.

          14. TELEPHONIC MEETINGS. The stockholders may hold a meeting by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Paragraph 14 shall constitute presence in person at such a meeting.

                                   ARTICLE IV

                                    DIRECTORS

          1. FUNCTIONS AND DEFINITIONS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. The Board of Directors shall have the authority to fix the compensation of the members thereof. The use of the phrase "whole board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

          2. QUALIFICATIONS AND NUMBER. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the whole board shall be determined pursuant to the Charter.


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          3. CLASSES OF DIRECTORS. The Board of Directors shall be divided into three classes as set forth in the Charter.

          4. TERMS OF OFFICE. Each director shall have a term as set forth in the Charter.

          5. TIME OF MEETINGS. Regular meetings of the Board of Directors shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

          6. PLACE OF MEETINGS. Regular and special meetings of the Board of Directors shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

          7. SPECIAL MEETINGS. Special meetings may be called by or at the direction of the Chairman of the Board, the Vice-Chairman of the Board, if any, or the President, or of a majority of the directors. No call shall be required for regular meetings for which the time and place have been fixed.

          8. NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

          9. QUORUM AND ACTION. A quorum of the Board of Directors shall be determined as set forth in the Charter. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law or the the Charter or these Bylaws.

          10. CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

          11. REMOVAL OF DIRECTORS. Any director elected by the stockholders, or the Board of Directors to fill a vacancy, may be removed only for cause by the affirmative vote of the holders of at least a majority of the combined voting power of the shares of capital stock of the Corporation outstanding and entitled to vote for the election of directors.


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          12. RESIGNATION. Any director may resign by delivering his written resignation to the Corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

          13. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation with the exception of any authority the delegation of which is prohibited by 141 of the General Corporation Law, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

          14. WRITTEN ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

          15. TELEPHONIC MEETINGS. The Board of Directors may hold a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Paragraph 15 shall constitute presence in person at such meeting.

                                    ARTICLE V

                                    OFFICERS

          1. ELECTION OF OFFICERS. The Board of Directors shall elect the officers of the Corporation. The officers of the Corporation shall be a Chairman of the Board, a President, a Treasurer, a Secretary, and, if deemed necessary by the Board of Directors, a Vice-Chairman of the Board of Directors, one or more Vice Presidents, Assistant Treasurers, Assistant Secretaries and such other officers as the Board of Directors deems appropriate. The same person may hold any two or more offices.

          2. SALARIES. The Board of Directors shall establish the salary of each officer of the Corporation.

          3. TERM AS OFFICERS. Each officer of the Corporation shall hold office until the Board of Directors elects such officer's successor or until such officer's death,


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resignation, or removal from office. The Board of Directors may remove any officer from office at any time.

          4. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the chief executive officer of the Corporation. Subject to the Board of Directors, the Chairman of the Board shall have the authority to manage the business and affairs of the Corporation. The Chairman of the Board shall preside at all meetings of the stockholders and all meetings of the Board of Directors.

          5. PRESIDENT. The President shall be the chief operating officer of the Corporation. Subject to the Board of Directors and the Chairman of the Board, the President shall have the authority to manage the business and affairs of the Corporation.

          6. VICE PRESIDENT. Subject to the Board of Directors, the Chairman of the Board, and the President, each Vice President shall have general powers of management and supervision of the business and affairs of the Corporation.

          7. TREASURER. The Treasurer shall be the chief financial officer of the Corporation. The Treasurer shall have custody of the corporate funds and securities, shall keep records of the receipts and disbursements of the Corporation, and shall deposit all moneys and other valuable effects of the Corporation in such depositories as the Chairman of the Board, the President, or the Treasurer selects. The Treasurer shall perform such other duties as the Board of Directors, the Chairman of the Board, or the President prescribe.

          8. SECRETARY. The Secretary shall attend all meetings of the stockholders and all meetings of the Board of Directors, and shall record all votes taken at those meetings. The Secretary shall deliver, or cause to be delivered, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as the Board of Directors, the Chairman of the Board, or the President prescribe.

                                   ARTICLE VI

                     INDEMNIFICATION OF OFFICERS; DIRECTORS,
                              EMPLOYEES AND AGENTS

          1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such conduct was unlawful.

          2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

          3. To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs 1 and 2, above, or in defense of any claim, issue or matter therein, such director or officer shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred in connection therewith.

          4. Any indemnification under paragraphs 1 and 2 above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstance because such director or officer has met the applicable standard of conduct set forth in paragraphs 1 and 2 above. Such determination shall be made (A) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (B) if such a quorum is not obtainable or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (C) by the stockholders.

          5. Notwithstanding any contrary determination in the specific case under paragraph 4 above, and notwithstanding the absence of any determination thereunder, any present or former director or officer of the Corporation may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under paragraphs 1 and 2 above. The basis of such indemnification by a court shall be a determination by such court that indemnification of such person is proper in the circumstances because he has met the applicable standards of conduct set forth in paragraph 1 or paragraph 2, as the case may be. Neither a contrary determination in the specific case under paragraph 4 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that such person seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this paragraph 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, such person seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

          6. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by, or on behalf of, such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this bylaw. Such expenses (including attorneys' fees) incurred by other employees and agents shall be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          7. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in any official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person. The provisions of this Article shall not be deemed to preclude the indemnification of any person who is not specified in paragraphs 1 and 2 above, but whom the Corporation has the power or obligation to indemnify under the General Corporations Law of the State of Delaware, or otherwise.

          8. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this bylaw or under the provisions of the General Corporation Law of the State of Delaware.

          9. For purposes of this bylaw, references to "the Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors and officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          10. Notwithstanding anything contained in this Article to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by paragraph 5 above), the Corporation shall not be obligated to indemnify any person in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

          11. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article to directors and officers of the Corporation.

          12. All rights to indemnification and advancement of expenses under this bylaw shall be deemed to be provided by contract between the Corporation and the director or officer who serves in such capacity at any time while these Bylaws and other relevant provisions of the General Corporation Law of the State of Delaware and other applicable law, if any, are in effect.

          13. For purpose of this bylaw, reference to "other enterprises" shall include employee benefit plans; reference to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a Director, Officer, employee or agent of the Corporation which imposes duties on, or involves services by, such Director, Employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of any employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this bylaw.

          14. If this bylaw or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person as provided above as to the expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by any applicable portion of this bylaw that shall not have been invalidated or by any other applicable law.

          15. (A) Any repeal or modification of this Article by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

               (B) If the General Corporation Law of the State of Delaware is amended after approval by stockholders of this bylaw to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then a director or officer of the Corporation, in addition to the circumstances in which he is not now personally liable, shall be free of liability to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

                                   ARTICLE VII

                               GENERAL PROVISIONS

          1. CHECKS. The Chairman of the Board, the President, or the Treasurer, or such other person or persons as any of them may designate, shall sign the checks drawn on the accounts of the Corporation.

          2. DIVIDENDS. Subject to provisions of the Charter and the provisions of the General Corporation Law, the Board of Directors may declare dividends upon the shares of the Corporation. The Corporation may pay dividends in cash, property, or shares of the Corporation. The date when the Board of Directors adopts a resolution declaring a dividend shall be the record date for the purpose of determining the stockholders entitled to receive payment of that dividend, unless the resolution specifies another record date.

          3. EXECUTION OF CONTRACTS. The Board of Directors may authorize any officer or agent to execute and deliver any contract or instrument on behalf of the Corporation. Such authority may be general or confined to specific instances.

          4. FISCAL YEAR. The fiscal year of the Corporation shall be the fiscal year established in a resolution adopted by the Board of Directors.

          5. SEAL. The Board of Directors shall adopt a corporate seal for the Corporation.

          6. VOTING OF SECURITIES. Any officer of the Corporation shall have authority on behalf of the Corporation to vote securities of another Corporation or entity that the Corporation owns or to execute and deliver on behalf of the Corporation a written consent to action of the holders of such securities in lieu of a meeting.

                                  ARTICLE VIII

                               CONTROL OVER BYLAWS

          Subject to the provisions of the Charter and the provisions of the General Corporation Law, the power to amend, alter, or repeal these Bylaws and to adopt new Bylaws may be exercised by the Board of Directors or by the stockholders.

                                     BYLAWS

                                       OF

                              EMCARE HOLDINGS INC.

                                    ARTICLE I

                                     OFFICES

          Section 1.01 Registered Office. The registered office and registered agent of EmCare Holdings Inc., a Delaware corporation (the "Company") shall be the registered office and registered agent established pursuant to the certificate of incorporation, as amended, of the Company (the "Charter").

          Section 1.02 Other Offices. The Company may have offices at such other places, both within and without the State of Delaware, as the board of directors of the Company (the "Board of Directors") determines or the business of the Company requires.

                                   ARTICLE II

                                  SHAREHOLDERS

          Section 2.01 Place of Meetings. The shareholders of the Company (the "Shareholders") may hold their meetings at such places, within or without the State of Delaware, as the Board of Directors determines.

          Section 2.02 Annual Meeting. The Shareholders shall hold an annual meeting at such time as the Board of Directors determines. At the annual meeting, the Shareholders shall elect the directors of the Company and transact such other business as may properly be brought before the meeting.

          Section 2.03 Special Meetings. The Board of Directors may call special meetings of the Shareholders for any purpose. The Shareholders shall confine the business transacted at a special meeting to the subjects stated in the notice of the meeting.

          Section 2.04 Notice of Meetings. The Secretary shall deliver, or cause to be delivered, written notice of a meeting of the Shareholders to each Shareholder of record. Such notice shall be delivered not less than ten nor more than sixty days before the date of the meeting. The notice shall state the time and place of the meeting, and in the case of a special meeting, the purpose of the meeting.

          Section 2.05 Quorum. The holders of a majority of the shares of the Company entitled to vote, present in person or represented by proxy, shall constitute a quorum at meetings of the Shareholders. If a quorum does not exist at a meeting, the Shareholders present in person or represented by proxy may adjourn the meeting, without notice other than announcement at the meeting, until a quorum is present or represented. At a reconvened meeting at which a quorum is present or represented, the Shareholders may transact any business that they could have transacted at the original meeting.

          Section 2.06 Voting. When a quorum is present at a meeting of the Shareholders, the affirmative vote of the holders of a majority of the shares of the Company entitled to vote, present in person or represented by proxy, shall decide any question brought before the meeting, except for the election of directors. Directors shall be elected by written ballot, by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Except for the election of directors, the Shareholders need not vote by written ballot. A Shareholder shall be entitled to vote in person or by a written proxy that the Shareholder has signed and that bears a date not more than three years before the date of the meeting, unless the proxy provides for a longer period. The holder of a proxy shall file the proxy with the Secretary before or at the time of the meeting. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding whether a withdrawal of Shareholders causes less than a quorum to exist.

          Section 2.07 Shareholders of Record. The Board of Directors may establish a record date not less than ten nor more than sixty days before the date of a meeting of the Shareholders to determine the Shareholders entitled to notice of the meeting and to vote thereat. In the absence of any Board of Directors action, the date when the Secretary delivers, or causes to be delivered, written notice of the meeting shall be the record date.

          Section 2.08 Written Consent. The Shareholders may take any action that they are required or permitted to take at a meeting of the Shareholders without a meeting pursuant to a written consent, setting forth the action taken, signed by the holders of issued and outstanding shares of the Company having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all votes entitled to vote thereon were present and voted, and delivered to the Company to its registered office in Delaware, its principal place of business, or an officer or agent of the Company having custody of the minute books of the Company. Delivery to the Company's registered office shall be by hand or by certified mail, return receipt requested. Such consent shall have the same force and effect as a vote of the Shareholders. The Secretary shall promptly notify those Shareholders who did not sign such consent of the action taken pursuant thereto.

          Section 2.09 Telephonic Meetings. The Shareholders may hold a meeting by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 2.09 shall constitute presence in person at such meeting.

                                   ARTICLE III

                               BOARD OF DIRECTORS

          Section 3.01 Management of the Corporation. The Board of Directors shall manage the business and affairs of the Company.

          Section 3.02 Number of Directors. The Board of Directors shall consist of the number of directors established in a resolution of either the Shareholders or the Board of Directors. In the absence of such a resolution, the number of directors of the Company shall be one. Each director shall hold office until the Shareholders elect such director's successor or until the Shareholders otherwise remove such director from office.

          Section 3.03 Removal of a Director. The Shareholders may remove a director from office, with or without cause.

          Section 3.04 Vacancies. If any vacancies occur in the Board of Directors, the directors then in office, though less than a quorum, may choose a successor or successors, or the Shareholders may elect a successor or successors.

          Section 3.05 Place of Meetings. The Board of Directors may hold its meetings within or without the State of Texas.

          Section 3.06 First Meeting of the Year. Each newly elected Board of Directors shall hold its first meeting, without further notice, immediately following the annual meeting of the Shareholders, and at the same place as such meeting. At their first meeting, the Board of Directors shall elect the officers of the Company.

          Section 3.07 Regular Meetings. The Board of Directors may hold regular meetings without notice at such time and place as the Board of Directors determines.

          Section 3.08 Special Meetings. The Board of Directors may hold special meetings called by the Chairman of the Board, the President, or the Secretary on five days written notice to each director. Such notice shall state the time and place of the meeting. The notice need not state the purpose of the meeting.

          Section 3.09 Quorum. At meetings of the Board of Directors, the presence of a majority of the directors shall constitute a quorum. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum does not exist at a meeting, the directors present may adjourn the meeting, without notice other than announcement at the meeting, until a quorum is present.

          Section 3.10 Written Consent. The Board of Directors may take any action that they are required or permitted to take at a meeting of the Board of Directors without a meeting pursuant to a written consent, setting forth the action taken, that all of the directors sign, filed with the minutes of proceedings of the Board of Directors. Such consent shall have the same force and effect as a unanimous vote of the directors.

          Section 3.11 Telephonic Meetings. The Board of Directors may hold a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 3.11 shall constitute presence in person at such meeting.

                                   ARTICLE IV

                                     NOTICES

          Section 4.01 Notice by Mail. Whenever notice is required to be given to a Shareholder or a director, such notice may be given by mail, postage prepaid, addressed to such Shareholder or director at his, her, or its address as it appears on the books of the Company. Any notice given by mail shall be deemed delivered at the time deposited in the mail.

          Section 4.02 Waiver of Notice. Whenever any notice is required to be given to a Shareholder or a director, a written waiver thereof signed by the Shareholder or director, whether signed before or after the time of the meeting or other event requiring notice, shall be deemed equivalent to the giving of such notice.

          Section 4.03 Attendance at a Meeting. Attendance of a Shareholder or a director at a meeting shall constitute a waiver of notice of such meeting by such Shareholder or director, except when the Shareholder or director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business at the meeting because of the lack of proper notice.

                                    ARTICLE V

                                    OFFICERS

          Section 5.01 Election of Officers. The Board of Directors shall elect the officers of the Company. The officers of the Company shall be a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer, a Secretary, and such other officers as the Board of Directors deems appropriate. The same person may hold any two or more offices.

          Section 5.02 Salaries. The Board of Directors shall establish the salary of each officer of the Company.

          Section 5.03 Term as Officers. Each officer of the Company shall hold office until the Board of Directors elects such officer's successor or until such officer's death, resignation, or removal from office. The Board of Directors may remove any officer from office at any time.

          Section 5.04 Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Company. Subject to the Board of Directors, the Chairman of the Board shall have the authority to manage the business and affairs of the Company. The Chairman of the Board shall preside at all meetings of the Shareholders and all meetings of the Board of Directors.

          Section 5.05 President. The President shall be the chief operating officer of the Company. Subject to the Board of Directors and the Chairman of the Board, the President shall have the authority to manage the business and affairs of the Company.

          Section 5.06 Vice President. Subject to the Board of Directors, the Chairman of the Board, and the President, each Vice President shall have general powers of management and supervision of the business and affairs of the Company.

          Section 5.07 Treasurer. The Treasurer shall be the chief financial officer of the Company. The Treasurer shall have custody of the corporate funds and securities, shall keep records of the receipts and disbursements of the Company, and shall deposit all moneys and other valuable effects of the Company in such depositories as the Chairman of the Board, the President, or the Treasurer selects. The Treasurer shall perform such other duties as the Board of Directors, the Chairman of the Board, or the President prescribe.

          Section 5.08 Secretary. The Secretary shall attend all meetings of the Shareholders and all meetings of the Board of Directors, and shall record all votes taken at those meetings. The Secretary shall deliver, or cause to be delivered, notice of all meetings of the Shareholders and special meetings of the Board of Directors, and shall perform such other duties as the Board of Directors, the Chairman of the Board, or the President prescribe.

                                   ARTICLE VI

                                 INDEMNIFICATION

          Section 6.01 Indemnification. The Company shall

               (i) indemnify any person who was, is, or is threatened to be made a defendant or respondent in any completed, pending or threatened action, suit, or proceeding (whether civil, criminal, administrative, or investigative, any appeal in such action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding) because such person was or is a director or officer of the Company, or while a director or officer of the Company, was or is serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorneys fees) actually incurred by such person in connection with such action, suit, or proceeding, and

               (ii) advance reasonable expenses to such person in connection with such action, suit, or proceeding, upon receipt by the Company of an undertaking by or on behalf of such person to repay such amount if it shall be ultimately determined that he is not entitled to indemnification. Any repeal or modification of this Section 6.01 shall not adversely affect any right to indemnification of any person with respect to any completed, pending, or threatened action, proceeding, or suit existing immediately prior to such repeal or modification. The rights provided in this Section 6.01 shall not be exclusive of any other rights to which such person may be entitled under any provision of the Charter, a resolution of the Shareholders or the Board of Directors, an agreement, or otherwise.

                                   ARTICLE VII

                               STOCK CERTIFICATES

          Section 7.01 Stock Certificates. Stock certificates, representing shares of the Company, in such form as the Board of Directors determines, shall be delivered to each Shareholder. The Chairman of the Board or the President and the Secretary or an Assistant Secretary shall sign each stock certificate.

          Section 7.02 Lost Stock Certificates. The Board of Directors may direct that the Company issue a new stock certificate to replace a lost or destroyed stock certificate. The Board of Directors may require that the person claiming that the stock certificate was lost or destroyed give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

          Section 7.03 Transfer of Shares. Upon presentation to the Company of a stock certificate duly endorsed or accompanied by a stock power that the Shareholder has executed, and the satisfaction of any other requirements for transfer, the Company shall register the transfer of the shares on the books of the Company and issue a new stock certificate to the new Shareholder. Prior to registration of the transfer on the books of the Company, the Company shall treat the registered owner of shares as the person exclusively entitled to vote, to receive notifications, and to otherwise exercise all of the rights and powers of a Shareholder.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

          Section 8.01 Checks. The Chairman of the Board, the President, or the Treasurer, or such other person or persons as any of them may designate, shall sign the checks drawn on the accounts of the Company.

          Section 8.02 Dividends. The Board of Directors may declare dividends upon the shares of the Company. The Company may pay dividends in cash, property, or shares of the

Company. The date when the Board of Directors adopts a resolution declaring a dividend shall be the record date for the purpose of determining the Shareholders entitled to receive payment of that dividend, unless the resolution specifies another record date.

          Section 8.03 Execution of Contracts. The Board of Directors may authorize any officer or agent to execute and deliver any contract or instrument on behalf of the Company. Such authority may be general or confined to specific instances.

          Section 8.04 Fiscal Year. The fiscal year of the Company shall be the fiscal year established in a resolution adopted by the Board of Directors.

          Section 8.05 Seal. The Board of Directors shall adopt a corporate seal for the Company.

          Section 8.06 Voting of Securities. Any officer of the Company shall have authority on behalf of the Company to vote securities of another corporation or entity that the Company owns or to execute and deliver on behalf of the Company a written consent to action of the holders of such securities in lieu of a meeting.

                                   ARTICLE IX

                                   AMENDMENTS

          Section 9.01 Amendment by Board of Directors. The Board of Directors may amend or repeal these bylaws or adopt new bylaws.

          Section 9.02 Amendment by Shareholders. The Shareholders may amend or repeal these bylaws or adopt new bylaws even though the Board of Directors may also amend, repeal, and adopt bylaws.